NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     Nevada

                                                           CUSIP NO. 032002 10 7

     NUMBER                    AMP Productions, Ltd.     SHARES


                  AUTHORIZED COMMON STOCK:  100,000,000 SHARES
                                PAR VALUE:$0.0001


This Certifies that



Is The Record Holder of



                  Shares of AMP PRODUCTIONS, LTD. Common Stock transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Fidel Thomas                 AMP PRODUCTIONS, LTD.          /s/ Thomas Mills
       Secretary                       CORPORATE                       President
                                         SEAL
                                        NEVADA


NOT VALID UNLESS                    Countersigned:
COUNTERSIGNED BY            Holladay Stock Transfer, Inc.
TRANSFER AGENT             2939 North 67th Place, Suite C
                              Scottsdale, Arizona  85251    By:
                                                            Authorized Signature